amendment to INVESTOR LETTER AGREEMENT

May 18, 2015

Banner Corporation
10 South First Avenue

Walla Walla, Washington 99362

Attention: Mark J. Grescovich, Chief Executive Officer

Facsimile: (509) 526-8891

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of November 5, 2014, by and among SKBHC Holdings LLC (“Holdings”), Starbuck Bancshares, Inc. (“Starbuck”) and Banner Corporation (“Banner”, and such agreement, as amended from time to time, the “Merger Agreement”). Reference is further made to that certain investor letter agreement, dated as of November 5, 2014 (the “Original Agreement”), by and among GS Capital Partners VI Fund, L.P., GS Capital Partners VI GmBH & Co. KG, GS Capital Partners VI Offshore Fund, L.P. and GS Capital Partners VI Parallel, L.P. (collectively, the “Subject Sellers”) and Banner. Capitalized terms used not otherwise defined herein have the same meaning as in the Original Agreement.

Holdings, Starbuck and Banner have amended the Merger Agreement to provide for the appointment to the Banner board of directors of five new directors at the Effective Time, to be comprised of two representatives from the Major Silicon Members other than the Subject Sellers, and three independent directors designated by Holdings’ board of directors.

The parties hereto desire to amend the Original Agreement in certain respects, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The right of the Subject Sellers to appoint a Board Representative to the boards of directors of Banner and Banner Bank under Section 4 of the Original Agreement is hereby terminated, and such Section 4 shall hereafter have no further force or effect.
2.	Each party hereto represents to the other parties hereto that it has the corporate or similar power and authority to execute and deliver this amendment to the Original Agreement (this “Amendment”) and to carry out the terms and provisions of this Amendment and the Original Agreement as amended hereby.
3.	This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of Washington, without regard to any applicable conflicts of Law.
4.	The parties hereto acknowledge and confirm that all references in the Original Agreement to “this Agreement” shall be deemed to include the Original Agreement as amended by this Amendment.
5.	Except as expressly amended hereby, the Original Agreement shall remain in full force and effect in accordance with the terms thereof. This Amendment is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Original Agreement or any default which may occur or may have occurred under the Original Agreement. The Original Agreement as amended is hereby ratified and confirmed in all respects.
6.	This Amendment may be executed in any number of counterparts (including facsimile and .pdf counterparts), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

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Very truly yours,

GS CAPITAL PARTNERS VI FUND, L.P.				GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Advisors, L.L.C.		By:	GSCP VI Offshore Advisors, L.L.C.
Its:	General Partner		Its:	General Partner

By:	/s/ Gilbert H. Klemann		By:	/s/ Gilbert H. Klemann
	Name:	Gilbert H. Klemann	Name:	Gilbert H. Klemann
	Title:	Vice President	Title:	Vice President

GS CAPITAL PARTNERS VI GmBH & Co. KG				GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GSCP Advisors VI, L.L.C.		By:	GSCP Advisors VI, L.L.C.
Its:	Managing Limited Partner		Its:	General Partner

By:	/s/ Gilbert H. Klemann		By:	/s/ Gilbert H. Klemann
	Name:	Gilbert H. Klemann	Name:	Gilbert H. Klemann
	Title:	Vice President	Title:	Vice President

Agreed and accepted:

BANNER CORPORATION

By:	/s/ Lloyd W. Baker
Name:	Lloyd W. Baker
Title:	Executive Vice President